UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2019 (May 30, 2019)

RANPAK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	98-1377160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PACK.WS	New York Stock Exchange

Introductory Note

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Ranpak Holdings Corp. and its subsidiaries. All references herein to the “Board” refer to the board of directors of the Company.

On June 3, 2019, the Company (formerly known as One Madison Corporation (“One Madison”)) consummated the previously announced business combination (the “Ranpak Business Combination”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Rack Holdings L.P., a Delaware limited partnership (“Seller”), and Rack Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Seller (“Rack Holdings”). The Company, through its wholly owned subsidiary, Ranger Packaging LLC (the “Acquiring Entity”), acquired all of the issued and outstanding equity interests of Rack Holdings from Seller, on the terms and subject to the conditions set forth in the Stock Purchase Agreement. Under the Stock Purchase Agreement, the Acquiring Entity paid at the closing of the Ranpak Business Combination (“Closing”) $798,890,451 and €140,000,000 in cash in consideration for the acquisition of Rack Holdings, (A) $341,468,174 and €140,000,000 of which was used to repay outstanding indebtedness and unpaid transaction expenses as contemplated by the Stock Purchase Agreement and (B) the remainder of which was paid to Seller. The purchase price paid at Closing was an estimate and will be subject to a customary post-Closing true-up.

Financing for the Ranpak Business Combination and for related transaction expenses consisted of (i) $149,730,230 of proceeds from the Company’s initial public offering (the “IPO”) on deposit in the trust account (which includes interest income accrued thereon since the IPO, but has been reduced to the extent required to pay amounts due to our public shareholders who elected to redeem their shares and is net of deferred underwriting discounts and commissions and fees and expenses owed to the Company’s trustee), (ii) $146,000,000 of proceeds from the issuance of shares of Class A common stock and Class C common stock pursuant to the forward purchase agreements entered into in connection with the IPO (the “Forward Purchase Agreements”) (net of amounts previously funded pursuant to the Global Promissory Note (the “Working Capital Promissory Note”) described in the Proxy Statement/Prospectus dated May 2, 2019 and filed by One Madison on May 3, 2019 (the “Proxy Statement/Prospectus”) in the section entitled “The Business Combination — Related Agreements — Working Capital Promissory Note,” which is incorporated by reference herein), (iii) $142,000,000 of proceeds from the issuance of shares of Class A common stock and Class C common stock pursuant to the subscription agreements entered into in connection with the Ranpak Business Combination (the “Subscription Agreements”), (iv) $19,999,992 of proceeds from the issuance of shares of Class A common stock pursuant to the subscription agreement (the “New Subscription Agreement”) described in Item 3.02 of the Current Report on Form 8-K filed May 15, 2019, which is incorporated by reference herein, and (v) senior secured credit facilities provided by Goldman Sachs Merchant Banking Division consisting of a $378,175,000 dollar-denominated first lien term facility, a €140,000,000 euro-denominated first lien term facility and a $45.0 million revolving facility.

Item 1.01	Entry into a Material Definitive Agreement

First Lien Credit Agreement

On June 3, 2019, in connection with the closing of the Ranpak Business Combination, Ranger Pledgor LLC (“Holdings”), Ranger Packaging LLC (the “US Borrower”) and Ranpak B.V. (the “Dutch Borrower” and together with the US Borrower, the “Borrowers”) entered into a First Lien Credit Agreement that provided for senior secured credit facilities to, in part, (i) fund the business combination, (ii) repay and terminate the existing indebtedness of Ranpak (the “debt refinancing”) and (iii) pay all fees, premiums, expenses and other transaction costs incurred in connection with the foregoing. The aggregate principal amount of the senior secured credit facilities consists of a $ 378,175,000 dollar-denominated first lien term facility (the “First Lien Dollar Term Facility”), a €140,000,000 euro-denominated first lien term facility (the “First Lien Euro Term Facility” and, together with the First Lien Dollar Term Facility, the “First Lien Term Facility”) and a $45.0 million revolving facility (the “Revolving Facility” and, together with the First Lien Term Facility, the “Facilities”). The First Lien Term Facility matures seven years after the closing date of the Facilities (the “Closing Date”) and the Revolving Facility matures five years after the Closing Date. As of June 3, 2019, no amounts under the Revolving Facility had been drawn.

Borrowings under the Facilities, at the Borrower’s option, bear interest at either (1) an adjusted eurocurrency rate or (2) a base rate, in each case plus an applicable margin. The applicable margin is 4.00% with respect to eurocurency borrowings and 3.00% with respect to base rate borrowings (in each case, assuming a first lien net leverage ratio of greater than or equal to 5.00:1.00), subject to a leverage-based stepdown.

The Revolving Facility includes borrowing capacity available for standby letters of credit of up to $5 million. Any issuance of letters of credit will reduce the amount available under the Revolving Facility.

The Facilities will provide the Borrowers with the option to increase commitments under the Facilities in an aggregate amount not to exceed the greater of $95.0 million and 100% of trailing-twelve months Consolidated EBITDA (as defined in the definitive documentation with respect to the Facilities), plus any voluntary prepayments of the debt financing (and, in the case of the Revolving Facility, to the extent such voluntary prepayments are accompanied by permanent commitment reductions under the Revolving Facility), plus unlimited amounts subject to the relevant net leverage ratio tests and certain other conditions.

The obligations of (i) the US Borrower under the Facilities and certain of its obligations under hedging arrangements and cash management arrangements are unconditionally guaranteed by Holdings and each existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiary of Holdings (together with Holdings, the “US Guarantors”) and (ii) the Dutch Borrower under the Facilities are unconditionally guaranteed by the US Borrower, the US Guarantors and each existing and subsequently acquired or organized direct or indirect wholly-owned Dutch organized restricted subsidiary of Holdings (the “Dutch Guarantors”, and together with the US Guarantors, the “Guarantors”), in each case, other than certain excluded subsidiaries. The Facilities are secured by (i) a first priority pledge of the equity interests of the Borrowers and of each direct, wholly-owned restricted subsidiary of any Borrower or any Guarantor and (ii) a first priority security interest in substantially all of the assets of the Borrowers and the Guarantors (in each case, subject to customary exceptions), provided that obligations of the US Borrower and US Guarantors under the Facilities were not secured by assets of the Dutch Borrower or any Dutch Guarantor.

The Revolving Facility will require the Borrowers to maintain a maximum first lien net leverage ratio (as defined in the definitive documentation with respect to the Facilities) at a level equal to 9.10:1.00. This “springing” financial covenant will be tested on the last day of each fiscal quarter, commencing with the last day of the second full fiscal quarter after the Closing Date, but only if on such date the sum of (i) the principal amount of outstanding revolving loans under the Revolving Facility, (ii) drawings on letters of credit under the Revolving Facility and (iii) the face amount of non-cash collateralized letters of credit under the Revolving Facility in excess of $2,500,000 exceeds 35% of the total revolving commitments under the Revolving Facility.

The Facilities will also contain a number of customary negative covenants. Such covenants, among other things, will limit or restrict the ability of the Borrowers, their restricted subsidiaries, and where applicable, Holdings, to:

●	incur additional indebtedness, issue disqualified stock and make guarantees;

●	incur liens on assets;

●	engage in mergers or consolidations or fundamental changes;

●	sell assets;

●	pay dividends and distributions or repurchase capital stock;

●	make investments, loans and advances, including acquisitions;

●	amend organizational documents;

●	enter into certain agreements that would restrict the ability to incur liens on assets;

●	repay certain junior indebtedness;

●	enter into sale leasebacks;

●	engage in transactions with affiliates; and

●	in the case of the direct parent holding company of the US Borrower, engage in activities other than passively holding the equity interests in the US Borrower.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and certain other conditions and (ii) a number of other traditional exceptions that grant the Borrowers continued flexibility to operate and develop their businesses. The Facilities also contain certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Facilities do not purport to be complete and is qualified in its entirety by the terms and conditions of the Facilities, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Shared Services Agreement

At the Closing, the Company entered into a shared services agreement (the “Shared Services Agreement”) with One Madison Group LLC (our “Sponsor”), pursuant to which our Sponsor may provide or cause to be provided to the Company certain services from and after the Closing. The Shared Services Agreement provides for a broad array of potential services, including administrative and “back office” or corporate-type services. Costs incurred by our Sponsor in providing the shared services will be allocated to the Company. Payment under the Shared Services Agreement will be on a quarterly basis, based on a good faith estimate of Company expenses for each upcoming fiscal quarter, subject to a true-up for the actual expenses incurred by the Company at the end of each such fiscal quarter.

The Shared Services Agreement will continue until (i) the mutual agreement of the Company and our Sponsor to terminate the agreement or (ii) the agreement is otherwise terminated by our Sponsor pursuant to the provisions therein. The Company will indemnify our Sponsor in connection with the services provided by our Sponsor to the Company.

The foregoing description of the Shared Services Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of such agreement, the form of which is filed as Exhibit 10.17 to the Proxy Statement/Prospectus and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. The material provisions of the Stock Purchase Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Business Combination – The Stock Purchase Agreement,” which is incorporated herein by reference. On May 28, 2019, the Ranpak Business Combination was approved by the shareholders of One Madison at an Extraordinary General Meeting in Lieu of Annual General Meeting. The Ranpak Business Combination was consummated on June 3, 2019.

Consideration to the One Madison’s Shareholders and Warrant Holders in the Ranpak Business Combination

In connection with the Closing, One Madison changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Upon the Domestication, each of One Madison’s then issued and outstanding Class A ordinary shares, Class B ordinary shares and Class C ordinary shares automatically converted by operation of law into one share of its Class A common stock, Class B common stock and Class C common stock, respectively, of the Company in accordance with the terms of the Company’s new certificate of incorporation. Similarly, all of One Madison’s outstanding warrants became warrants to acquire shares of Class A common stock or Class C common stock, as applicable, of the Company. In connection with the Domestication, One Madison was renamed Ranpak Holdings Corp.

Consideration to the Sellers in the Ranpak Business Combination

As discussed above, upon completion of the Ranpak Business Combination on June 3, 2019, the Acquiring Entity acquired all of the issued and outstanding equity interests of Rack Holdings from Seller on the terms and subject to the conditions set forth in the Stock Purchase Agreement. The total amount payable by the Acquiring Entity under the Stock Purchase Agreement was $798,890,451 and €140,000,000 in cash, (A) $341,468,174 and €140,000,000 of which was used to repay outstanding indebtedness and unpaid transaction expenses as contemplated by the Stock Purchase Agreement and (B) the remainder of which was paid to Seller.

Prior to the Closing, the Company was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of Rack Holdings and its subsidiaries.

Immediately following the Closing, the Company’s outstanding securities were as follows: (a) 47,357,632 shares of Class A common stock, (b) 6,511,293 shares of Class C common stock and (c) 20,570,741 warrants to acquire shares of Class A common stock or Class C common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K and the Exhibits attached hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report and the Exhibits attached hereto may include, for example, statements about: our expectations around the performance of the business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our public securities’ potential liquidity and trading; the lack of a market for our securities.

The forward-looking statements contained in this Current Report on Form 8-K and the Exhibits attached hereto are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	our inability to secure a sufficient supply of paper to meet our production requirements;

●	the impact of the price of kraft paper on our results of operations;

●	our reliance on third party suppliers;

●	the high degree of competition in the markets in which we operate;

●	consumer sensitivity to increases in the prices of our products;

●	changes in consumer preferences with respect to paper products generally;

●	continued consolidation in the markets in which we operate;

●	the loss of significant end-users of our products or a large group of such end-users;

●	our failure develop new products that meet our sales or margin expectations;

●	our future operating results fluctuating, failing to match performance or to meet expectations;

●	Ranpak’s ability to fulfill its public company obligations; and

●	other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Business

The business of One Madison prior to the Ranpak Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Business of One Madison” beginning on page 177 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The business of Ranpak prior to the Ranpak Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Business of Ranpak” beginning on page 179 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risk Factors

Risks Related to Our Business

We may be unable to secure a sufficient supply of paper to meet our production requirements given the limited number of suppliers that produce paper suitable for our products.

A limited number of paper mills produce paper that is suitable for use in our products in the markets in which we operate, and if they fail, experience interruptions in service, or are otherwise unable or unwilling to fill our purchase orders, we may not be able to produce enough of our paper consumables to meet our own production requirements. In addition, there are several grades or types of paper that we use in our products that we obtain from a single source due to the specificity of our requirements and limitations in the available paper products in a given market. For example, in 2018 we purchased approximately 45% of our raw paper requirements in North America from a single supplier, WestRock Company (“WestRock”). Increasing consolidation among our suppliers or the paper supply market more broadly may increase our reliance on existing suppliers or impact our ability to obtain alternative suppliers, if necessary. For example, WestRock announced in November 2018 the completion of its acquisition of Kapstone Paper and Packaging Corporation, from whom we purchased approximately 25% of our raw paper requirements on a combined basis in Europe in 2018.

If WestRock, or one of our other major suppliers of paper in any of the markets in which we operate, fails or experiences an interruption or delay in service, there may be short-term or long-term disruption in our ability to secure paper from qualified sources and we may not have enough inventory to maintain our production schedule or continue to provide paper consumables to our distributors and end-users on a timely basis, or at all. For example, at most of our facilities, quantities of raw paper stored on-site represent approximately five days of paper consumables production at such facilities due to cost savings and storage limitations. Any such failure, interruption or delay may result in on-site paper storage at our paper consumable production facilities being depleted and, as a result, a reduction in the volume of production and sales of our paper consumables, which may have a material adverse effect on our business, results of operations and financial condition.

Paper pricing may negatively impact our results of operations, including our profit margins, and financial condition.

Our primary input is kraft paper, which we purchase from various paper suppliers around the world. Increases in global or regional market demand for paper-based products could increase the cost of the kraft paper we purchase. Increases in the price of kraft paper could also result from, among other things, increases in the cost of the raw materials used in paper production or increases in the cost of the energy our suppliers use to manufacture paper.

While historically, we have been able to successfully manage the impact of higher paper costs both by entering into annual fixed-price contracts with our suppliers, as well as by increasing the selling prices of our products, if we are unable to minimize the effects of any increases in paper costs through sourcing, pricing or other actions, our results of operations and financial condition may be materially adversely affected.

Our business is exposed to risks associated with our reliance on third party suppliers to provide both the components used in our protective packaging systems as well as certain fully-assembled protective systems.

These risks include, but are not limited to:

●	the risk that our supplier agreements will be terminated, or that we will not be able to renew our agreements on favorable economic terms, and as a result our cost of goods will increase;

●	the risk that our suppliers will experience operational delays or disruptions that will affect our ability to produce protective systems or provide them to our distributors and end-users;

●	the risk that our suppliers will fail, or will no longer be able to provide the components which we use to produce our protective systems;

●	the risk that our suppliers will not be able to meet an increase in demand for the components which we use to produce our protective systems;

●	the risk that our suppliers’ costs will increase, and that they will increase the prices of components or fully- assembled protective systems;

●	the risk that suppliers of fully-assembled protective systems will increase their prices or will no longer be able to provide us with protective systems; and

●	the risk that our suppliers in China, that supply a majority of the components and systems provided to our end- users, will be subject to increased trade barriers as a result of U.S.-Chinese trade measures, and such trade barriers will increase the costs of these components and systems or negatively impact our ability to purchase these components and systems.

In addition, some of our third party suppliers for components and fully-assembled systems represent our only source for such products. If we are unable to continue to purchase such components and systems from such suppliers, we may face additional costs or delays, or be unable to obtain similar components and systems. These and other factors may have a material adverse effect on our business, results of operation or financial condition.

We experience competition in the markets for our products and services.

We compete with a number of companies that produce and/or sell similar or competing packaging products from a variety of materials. We have several foreign and domestic competitors that are well established in the protective packaging market, including some with substantially greater financial, technical and other resources than we have or broader geographic reach. Many of our existing competitors also invest substantial resources in ongoing research and development, and we anticipate increased competition as consumer preferences and other trends increase the appeal of our product areas. To the extent that our competitors introduce new products or technologies, such developments could render our products obsolete, less competitive or uneconomical.

We compete with these companies on, among other factors, the performance characteristics of our products, service, price, and the ability to develop new packaging products and solutions. Accordingly, we may not be able maintain a competitive advantage over our competitors with respect to these or other factors, which may adversely affect our net sales, which could have a material adverse effect on our business, results of operations or financial condition.

Unfavorable end-user responses to price increases could have a material adverse impact on our business, results of operations and financial condition.

From time to time, and especially in periods of rising paper costs, we increase the prices of our products. Significant price increases, particularly if not taken by competitors in respect of similar products, could result in lower net sales. For instance, interruptions in paper supply may lead us to increase the price of our paper consumables while plastic-based packaging competitors would not similarly increase the price of our products, which may result in a reduction in our market share and net sales. Such loss of end-users or lower net sales may materially adversely affect our business, results of operations and financial condition.

Demand for our products could be adversely affected by changes in end-user or consumer preferences, which could have a material adverse effect on our business, financial condition or results of operations.

Our net sales depends primarily on the volume of purchases by our end-users in the e-commerce industry and other industries it serves. End-user preferences for packaging formats, as well as the preferences of our end-users, can influence net sales. Changes in these preferences, as well as changes in consumer behavior generally, could negatively impact demand for our products which could have a material adverse effect on our business, financial condition or results of operations.

Moreover, we position ourselves in the protective packaging market as the leading environmentally sustainable protective packaging solutions provider. Although we believe a market and consumer preference for environmentally sustainable solutions is a trend that is likely to continue, there is no guarantee that it will do so or that we will benefit from the continuing trend. If the current trend in favor of environmental sustainability does not continue, diminishes, or shifts away from paper and fiber-based products, demand for our products could decrease, which could have an adverse impact on our business or results of operations, including through reduced net sales and a subsequent decrease in gross margin and earnings. Additionally, the advent of emerging or improved technologies, such as the potential widespread availability of lower cost bio-plastics or increased recyclability of resin-based packaging solutions, could satisfy market and consumer demand for environmentally sustainable packaging solutions and negatively impact our business, financial condition or results of operations even if the current trend in favor of environmentally sustainable solutions continues.

Continued consolidation in sectors in which many of our end-users operate may adversely affect our business, financial condition or results of operations.

Many of the sectors in which many of our end-users operate, such as the e-commerce, automotive aftermarket, IT/electronics, machinery and home goods markets, have been consolidating in recent years, and this trend may continue. Because our business relies on integrating our protecting packaging systems into end-users’ existing operations and generating revenue through the sale of our paper consumables, increased consolidation may have an adverse impact on our or our distributors’ ability to attract additional end-users or retain existing end-users, or on the pricing of our products and services, which could in turn adversely affect our business, financial condition or results of operations.

The loss of end-users, particularly our e-commerce end-users, or a reduction in their production requirements, could have a significant adverse impact on our net sales and profitability.

Although we have a diverse base of end-users, the loss of significant end-users or a large group of end-users, or a reduction in their production requirements, could have an adverse effect on our net sales and, depending on the magnitude of the loss or reduction, our financial condition or results of operations. There can be no assurance that our existing end-user relationships will continue or be renewed at the same level of production, or at all, in the future.

In particular, a number of our e-commerce end-users that currently use our paper consumables for void-fill, cushioning or wrapping, including our largest single end-user which accounted for approximately 11% of our net sales for the year ended December 31, 2018, have established internal goals or initiatives relating to reducing the quantity of consumables that they utilize in their product packaging as part of environmental responsibility initiatives. If these end-users achieve their goals or if additional end-users pursue similar initiatives, they may require a reduced quantity of our paper consumables for protective packaging of their products. The loss of any e- commerce end-users, or a reduction in their purchasing levels, could have a material adverse effect on our business, financial condition or results of operations.

Our performance, competitive position and prospects for future growth could be negatively impacted if new products we develop do not meet sales or margin expectations, which could have a material adverse effect on our business, financial condition or results of operations.

Our performance is dependent in part on our continuing ability to develop products that appeal to end-users by providing new or enhanced value propositions and provide us with a favorable return on the products’ cost through sales of paper consumables. The development and introduction cycle of each of these new products can be lengthy and involve high levels of investment. New products may not meet sales or margin expectations due to many factors, including our inability to (i) accurately predict demand, end-user preferences and evolving industry standards; (ii) resolve technical and technological challenges in a timely and cost-effective manner; or (iii) achieve manufacturing efficiencies. To the extent any new products do not meet our sales or margin expectations, our competitive position and future growth prospects may be negatively impacted, which could have a materially adverse effect on our business, financial condition or results of operations.

Our investments in research and development may not yield the results expected.

In order to compete in the protective packaging market, we must, among other things, adapt to changing consumer preferences and a competitive market through technological innovation. As a result of technological innovation as well as changing consumer preferences, new products can become standardized rapidly, leading to more intense competition and ongoing price erosion. In order to maintain our competitive advantage, we have invested, and will continue to invest, in research and development of new products and technologies. However, these investments may not yield the innovation or results expected on a timely basis, or at all, and any resulting technological innovations may not lead to successful new products or otherwise improve our performance and competitive advantage. Furthermore, our competitors may develop new products that are better suited to meet consumer demands, may develop and introduce such products before we are able to do so or may otherwise negatively impact the success of our new products, any of which could have a material adverse impact on our business, financial condition or results of operations.

Our efforts to expand beyond our core product offerings and into adjacent markets may not succeed and could adversely impact our business, financial condition or results of operations.

We may seek to expand beyond our core fiber-based protective packaging systems and develop products or business strategies that have wider applications for manufacturers, end-users, or consumers. Expanding into new markets would require us to devote substantial additional resources to such expansion, and our ability to succeed in developing such products to address such markets is not certain. It is likely that we would need to take additional steps, such as hiring additional personnel, partnering with new third parties and incurring considerable research and development expenses, in order to pursue such an expansion successfully.

Any such expansion would be subject to additional uncertainties. For example, we could encounter difficulties in attracting new end-users due to lower levels of familiarity with our brand among potential distributor partners and end-users in markets we do not currently serve. As a result, we may not be successful in future efforts to expand into or achieve profitability from new markets, new business models or strategies or new product types, and our ability to generate net sales from our current products and continue our existing business may be negatively affected. If any such expansion does not enhance our ability to maintain or grow net sales or recover any associated development costs, our business, financial condition or results of operations could be adversely affected.

Uncertain global economic conditions have had and could continue to have an adverse effect on our financial condition or results of operations.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns have adversely impacted some of our end-users, such as automotive companies, distributors, electronic manufacturers, machinery manufacturers, home goods manufacturers and e-commerce and mail order fulfillment firms, and other end-users that are particularly sensitive to business and consumer spending.

During economic downturns or recessions, there can be heightened competition for net sales and increased pressure to reduce selling prices as end-users may reduce their volume of purchases. Also, reduced availability of credit may adversely affect the ability of some of our end-users and suppliers to obtain funds for operations and capital expenditures. This could negatively impact our ability to obtain necessary supplies as well as the sales of materials and equipment to affected end-users. This could also result in reduced or delayed collections of outstanding accounts receivable from distributors or end-users. If we lose significant sales volume, are required to reduce our selling prices significantly or are unable to collect amounts due, there could be a negative impact on our profitability and cash flows, which could have a material adverse effect on our business, financial condition or results of operations.

The global nature of our operations exposes us to numerous risks that could materially adversely affect our financial condition or results of operations.

We maintain production facilities in three countries and territories, and our products are distributed to approximately 50 countries and territories around the world. A substantial portion of our operations are located outside of the United States and approximately 54% of our 2018 sales were generated outside of the United States. These operations, particularly in developing regions, are subject to various risks that may not be present or as significant for our U.S. and European operations. Economic uncertainty in some of the geographic regions in which we operate, including developing regions, could result in the disruption of commerce and negatively impact our cash flows or operations in those areas. Risks inherent in our international operations include:

●	foreign currency exchange controls and tax rates, and exchange rate fluctuations, including devaluations;

●	the potential for changes in regional and local economic conditions, including local inflationary pressures;

●	laws and regulations governing foreign investment, foreign trade and currency exchange, such as those on transfer or repatriation of funds, which may affect our ability to repatriate cash as dividends or otherwise and may limit our ability to convert foreign cash flows into U.S. dollars;

●	restrictive governmental actions such as those on trade protection matters, including antidumping duties, tariffs, embargoes and prohibitions or restrictions on acquisitions or joint ventures;

●	the imposition of tariffs and other trade barriers, and the effects of retaliatory trade measures;

●	compliance with U.S. laws and regulations, including those affecting trade and foreign investment and the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”);

●	compliance with tax laws, or changes to such laws or the interpretation of such laws, affecting taxable income, tax deductions, or other attributes relating to our non-U.S. earnings or operations;

●	difficulties of enforcing agreements and collecting receivables through certain foreign legal systems;

●	difficulties of enforcement and variations in protection of intellectual property and other legal rights;

●	more expansive legal rights of foreign unions or works councils;

●	changes in labor conditions and difficulties in staffing and managing international operations;

●	import and export delays caused, for example, by an extended strike at the port of entry, or major disruptions to international or domestic trade routes due to strikes, shortages, acts of terrorism or acts of war could cause a delay in our supply chain operations;

●	difficulties in staffing and managing international operations;

●	geographic, language and cultural differences between personnel in different areas of the world; and

●	political, social, legal and economic instability, civil unrest, war, catastrophic events, acts of terrorism, and widespread outbreaks of infectious diseases.

These and other factors may have a material adverse effect on our international operations and, consequently, on our financial condition or results of operations.

If significant tariffs or other restrictions are placed on the import of Chinese goods, or if China places tariffs or other restrictions on the import of U.S. goods, our business, financial condition or results of operations may be materially adversely affected.

If significant tariffs or other restrictions are placed on the import of Chinese goods or if China places significant tariffs or other restrictions on the import of U.S. goods, our business, financial condition or results of operations may be materially adversely affected. For example, in September 2018, the U.S. government assessed a 10% tariff on thousands of categories of goods, including parts that we import from China to our domestic facilities to assemble our protective systems. Additionally, the U.S. government continues to signal that it may alter trade agreements and terms between China and the United States, including limiting trade with China, and may impose additional tariffs on imports from China. If additional duties are imposed or increasingly retaliatory trade measures taken by either the United States or China, we could need to materially increase our capital expenditures relating to the assembly of our protective systems, which could require us to raise our prices and result in the loss of end-users and harm our operating performance. Alternatively, we may seek alternative supply sources outside of China which may result in significant costs and disruption to our operations. In any such event, our business could be impacted by retaliatory trade measures taken by China or other countries in response to existing or future tariffs, or the imposition of additional tariffs, any of which could cause us to raise prices or make changes to our operations, and could materially harm our business, financial condition or results of operations.

A major loss of or disruption in our assembly and distribution operations could adversely affect our business, financial condition or results of operations.

A disruption in operations at one or more of our assembly and distribution facilities, or those of our suppliers, could have a material adverse effect on our business or operations. Disruptions could occur for many reasons, including fire, natural disasters, weather, unplanned maintenance or other manufacturing problems, disease, strikes or other labor unrest, transportation interruption, government regulation, contractual disputes, political unrest or terrorism. For example, we operate in leased facilities in Reno, Nevada, Raleigh, North Carolina, Kansas City, Missouri, and Nyrany, Czech Republic. If we are unable to renew leases at existing facilities on favorable terms or to relocate our operations to nearby facilities in an orderly fashion upon the expiration of those leases, we could suffer interruptions in our production and significant increases in costs.

Furthermore, alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance. If one of our key assembly or paper converter facilities is unable to assemble our products or convert raw paper into our paper consumables, respectively, for an extended period of time, our net sales may be reduced by the shortfall caused by the disruption and we may not be able to meet our distributors’ and end-users’ needs, which could have a material adverse effect on our business, financial condition or results of operations.

Fluctuations between foreign currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations.

Approximately 54% of our net sales in 2018 were generated outside the United States. We translate net sales and other results denominated in foreign currency into U.S. dollars for our consolidated financial statements. As a result, we are exposed to currency fluctuations both in receiving cash from our international operations and in translating our financial results back to U.S. dollars. During periods of a strengthening U.S. dollar, we reported international net sales and net earnings could be reduced because foreign currencies may translate into fewer U.S. dollars. Foreign exchange rates can also impact the competitiveness of products produced in certain jurisdictions and exported for sale into other jurisdictions. These changes may impact the value received for the sale of ours goods versus those of our competitors.

Foreign exchange rates may also impact the ability of our customers to secure sufficient funds in U.S. dollars or European currency to purchase goods for export. For example, many of our distributors are local entities in the markets in which they operate and utilize foreign currencies to operate their business. Such distributors must convert their local currency into U.S. dollars or European currency in their business with us, for which foreign exchange rate fluctuations may present additional challenges for the operation of their business. We cannot predict the effects of exchange rate fluctuations on our future operating results or business. As exchange rates vary, our results of operations and profitability may be harmed.

Cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business, could have a material adverse effect on our business, financial condition or results of operations.

We are subject to an increasing number of information technology vulnerabilities, threats and targeted computer crimes which pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data.

Disruptions or failures in the physical infrastructure or operating systems that support our businesses and end- users, or cyber-attacks or security breaches of our networks or systems, could result in the loss of end-users and business opportunities, legal liability, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs, and additional compliance costs, any of which could materially adversely affect our business, financial condition or results of operations. While we attempt to mitigate these risks, our systems, networks, products, solutions and services remain potentially vulnerable to advanced and persistent threats.

We also maintain and have access to sensitive, confidential or personal data or information in certain of our businesses that are subject to privacy and security laws, regulations and end-user controls. Despite our efforts to protect such sensitive, confidential or personal data or information, our facilities and systems and those of our end- users and third-party service providers may be vulnerable to security breaches, theft, misplaced or lost data, programming and/or human errors that could lead to the compromising of sensitive, confidential or personal data or information, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our business, financial condition or results of operations.

We are subject to anti-corruption and anti-money laundering laws with respect to both our domestic and international operations, and non-compliance with such laws can subject us to criminal and civil liability and harm our business.

We are subject to the Foreign Corrupt Practices Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit us from authorizing, offering, or directly or indirectly providing improper payments or benefits to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of these third-parties, our employees, representatives, contractors and agents, even if we do not explicitly authorize such activities. In addition, although we have implemented policies and procedures to ensure compliance with anticorruption and related laws, there can be no assurance that all of our employees, representatives, contractors, partners, or agents will comply with these laws at all times. Noncompliance with these laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and debarment from contracting with certain governments or other persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, results of operations and financial condition.

Product liability claims or regulatory actions could adversely affect our financial results or harm our reputation or the value of our brands.

Claims for losses or injuries purportedly caused by some of our products arise in the ordinary course of business. In addition to the risk of substantial monetary judgments, product liability claims or regulatory actions could result in negative publicity that could harm our reputation in the marketplace or adversely impact the value of our brands or ability to sell our products in certain jurisdictions. We could also be required to recall possibly defective products, or voluntarily do so, which could result in adverse publicity and significant expenses and reduced net sales. Although we maintain product liability insurance coverage, potential product liabilities claims could be excluded or exceed coverage limits under the terms of our insurance policies or could result in increased costs for such coverage.

Political and economic instability and risk of government actions affecting our business and our end-users or suppliers may adversely impact our business, results of operations and cash flows.

We are exposed to risks inherent in doing business in each of the countries/regions or regions in which we or our end-users or suppliers operate including: civil unrest, acts of terrorism, sabotage, epidemics, force majeure, war or other armed conflict and related government actions, including sanctions/embargoes, the deprivation of contract rights, the inability to obtain or retain licenses required by us to operate our plants or import or export our goods or raw materials, the expropriation or nationalization of our assets, and restrictions on travel, payments or the movement of funds. In particular, if additional restrictions on trade with Russia were adopted by the European Union or the United States, and were applicable to our products, we could lose revenue and experience lower growth rates in the future, which could have a material adverse effect on our business, financial condition or results of operations.

We rely on third party distributors to store, sell, market, service and distribute our products.

We rely on our network of third party distributors to store, sell (in the case of paper consumables), market, service and distribute our protective packaging systems and paper consumables to a majority of our end-users. Because we rely on third party distributors, we are subject to a number of risks, including:

●	the risk that distributors may terminate or decline to renew their contractual relationship with us;

●	the risk that we may not be able to renew our contracts with distributors on the same contractual terms;

●	the risk that distributors, or the services that they rely on, will fail, or will be unable to deliver our protective packaging systems and paper-based products in a timely manner;

●	the risk that distributors will be otherwise unable or unwilling to sell, market, service and distribute our products to end users at the same rate they have historically, or at all; and

●	the risk that end-users will increasingly seek to purchase consumables directly from suppliers, which would require us to alter our business model in order to accommodate direct-to-consumer sales.

If we fail to maintain our relationships with our distributors, or if our distributors do not meet the sales, marketing and service expectations of our or our end-users, our business, financial condition or results of operations could be materially adversely affected.

We depend on third parties for transportation services.

We rely primarily on third parties for delivery of our raw materials, as well as for transportation to certain select end-users to which we directly sell our products. In particular, a significant portion of the raw materials we use are transported by ship, railroad or trucks, which modes of transportation are highly regulated. If any of our third-party transportation providers were to fail to deliver raw materials to us in a timely manner, or fail to deliver our products to our direct end-users in a timely manner, we might be unable to manufacture our products in response to end-user demand. For example, at most of our facilities, quantities of raw paper stored on-site represent approximately five days of paper consumables production at such facilities due to cost savings and storage limitations. In addition, if any of these third parties were to cease operations or cease doing business with us, it might be unable to replace them at reasonable cost. Any failure of a third-party transportation provider to deliver raw materials or finished products in a timely manner could harm our reputation, negatively impact our end-user relationships and have a material adverse effect on our financial condition or results of operations.

We could experience disruptions in operations and/or increased labor costs.

In Europe, most of our employees, including most of our employees in the Netherlands, are represented by either labor unions or workers councils and are covered by collective bargaining agreements that are generally renewable on an annual or bi-annual basis. In addition, as our business expands globally we may be subject to new labor-related requirements that may impose additional requirements or costs on our business. As is the case with any negotiation, we may not be able to negotiate or renew acceptable collective bargaining agreements in such cases, which could result in strikes or work stoppages by affected workers. Renewal of collective bargaining agreements could also result in higher wages or benefits paid to union members. A disruption in operations or higher ongoing labor costs could materially adversely affect our business, financial condition or results of operations.

We are subject to a variety of environmental and product registration laws that expose us to potential financial liability and increased operating costs.

We are subject to a number of federal, state, local and foreign environmental, health and safety laws and regulations that govern, among other things, the manufacture and assembly of our products, the discharge of pollutants into the air, soil and water and the use, handling, transportation, storage and disposal of hazardous materials.

Many jurisdictions require us to have operating permits for our assembly and warehouse facilities and operations. Any failure to obtain, maintain or comply with the terms of these permits could result in fines or penalties, revocation or nonrenewal of our permits, or orders to temporarily or permanently cease certain operations, and may have a material adverse effect on our business, financial condition or results of operations.

Some jurisdictions in which we operate have laws and regulations that govern the registration and labeling of some of our products. For example, we expect significant future environmental compliance obligations for our European operations as a result of the European Union (“EU”) Directive “Registration, Evaluation, Authorization, and Restriction of Chemicals” (EU Directive No. 2006/1907) enacted on December 18, 2006. The directive, known as REACH, imposes several requirements related to the identification and management of risks related to chemical substances manufactured or marketed in Europe. The EU also enacted in 2008 a “Classification, Labeling and Packaging” regulation, known as the CLP Regulation, which aligns the EU system of classification, labeling and packaging of chemical substances to the Globally Harmonized System. Other jurisdictions may impose similar requirements. Compliance with these requirements can be costly.

We cannot predict with reasonable certainty the future cost of environmental compliance, industrial hygiene within our facilities, product registration, or environmental remediation. Environmental laws have become more stringent and complex over time and may continue to do so. Our environmental costs and operating expenses will be subject to these evolving regulatory requirements and will depend on the scope and timing of the effectiveness of requirements in these various jurisdictions. As a result of such requirements, we may be subject to an increased regulatory burden, including significant future environmental compliance, hygiene, health and safety obligations.

Increased compliance costs, increasing risks and penalties associated with violations, or our inability to market some of our products in certain jurisdictions may have a material adverse effect on our business, financial condition or results of operations.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are subject to litigation in the ordinary course of business, and uninsured judgments or a rise in insurance premiums may adversely impact our results of operations and financial condition.

In the ordinary course of business, we are subject to a variety of legal proceedings and legal compliance risks in our areas of operation around the world, including product liability claims, actions brought against us by our employees and other legal proceedings. Any such claims, regardless of merit, could be time-consuming and expensive to defend and could divert management’s attention and resources.

In accordance with customary practice, we maintain insurance against some, but not all, of these potential claims. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. The levels of insurance we maintain may not be adequate to fully cover any and all losses or liabilities. Further, we may not be able to maintain insurance at commercially acceptable premium levels or at all.

If any significant accident, judgment, claim (or a series of claims) or other event is not fully insured or indemnified against, the cost of such accident, judgment, claim(s) or other event could have a material adverse impact on our business, financial condition or results of operations. There can be no assurance as to the actual amount of these liabilities or the timing thereof. We cannot be certain that the outcome of current or future litigation will not have a material adverse impact on our business, results of operations and financial condition.

If we are not able to protect or maintain our trademarks, patents and other intellectual property, we may not be able to prevent competitors from developing similar products or from marketing their products in a manner that capitalizes on our trademarks, and this loss of a competitive advantage may have a material adverse effect on our business, financial position or results of operations.

Our ability to compete effectively with other companies depends, in part, on our ability to maintain the proprietary nature of our owned and licensed intellectual property. If we are unable to maintain the proprietary nature of our intellectual property, this loss of a competitive advantage could result in decreased net sales or increased operating costs, either of which could have a material adverse effect on our business, financial condition or results of operations.

We own a large number of patents and pending patent applications on our products, aspects thereof, methods of use and/or methods of manufacturing. There is a risk that our patents may not provide meaningful protection and patents may never be issued for our pending patent applications. Furthermore, we have historically focused and expect to continue to focus on strategically protecting our patents, including through pursuing infringement claims, which, especially in Europe, carries the risk that a court will determine our patents are invalid or unenforceable.

Trademark and trade name protection is important to our business. Although most of our trademarks are registered in the United States and in the foreign countries/regions in which we operate, we may not be successful in asserting trademark or trade name protection. In addition, the laws of some foreign countries/regions may not protect our intellectual property rights to the same extent as the laws of the United States. The costs required to protect our trademarks and trade names may be substantial.

We cannot be certain that we will be able to assert these intellectual property rights successfully in the future or that they will not be invalidated, circumvented or challenged. Other parties may infringe on our intellectual property rights and may thereby dilute the value of our intellectual property in the marketplace. Third parties, including competitors, may assert intellectual property infringement or invalidity claims against us that could be upheld.

Intellectual property litigation, which could result in substantial cost to and diversion of effort by us, may be necessary to protect our proprietary technology or for us to defend against claimed infringement of the rights of others and to determine the scope and validity of others’ proprietary rights. We may not prevail in any such litigation, and if we are unsuccessful, we may not be able to obtain any necessary licenses on reasonable terms or at all.

Any failure by us to protect our trademarks and other intellectual property rights may have a material adverse effect on our business, financial condition or results of operations.

Our acquisition and integration of businesses could adversely affect our business, financial condition or results of operations.

As part of our growth strategy, from time to time we consider acquisitions that either complement or expand our existing lines of business. For example, in March 2017, we acquired End of Line Automation Neopack Solutions S.A.S dba e3neo, a French packaging automation company (“e3neo”). We are unable to predict the size, timing and number of acquisitions we may complete, if any, in the future. Integrating acquired businesses may create substantial costs, delays or other problems for us that could adversely affect our business, financial condition or results of operations. In addition, we may incur expenses associated with sourcing, evaluating and negotiating acquisitions (including those that are not completed), and we also may pay fees and expenses associated with financing acquisitions to investment banks and other advisors. We may also assume the liabilities of an acquired company, there can be no assurances that all potential liabilities will be identified or known to us and any such liabilities could materially adversely impact our business and financial condition.

Furthermore, we may not be able to successfully integrate any acquired businesses or realize all of the expected synergies from previously acquired businesses or related strategic initiatives. If we are unable to achieve the benefits that we expect to achieve from our strategic initiatives, we could adversely affect our business, financial condition or results of operations. Additionally, while we execute these acquisitions and related integration activities, it is possible that our attention may be diverted from our ongoing operations which may have a negative impact on our business.

Our insurance policies may not cover all operating risks and a casualty loss beyond the limits of our coverage could adversely impact our business.

Our business is subject to operating hazards and risks relating to handling, storing, transporting and use of the products we sell. We maintain insurance policies in amounts and with coverage and deductibles that we believe are reasonable and prudent. Nevertheless, our insurance coverage may not be adequate to protect us from all liabilities and expenses that may arise from claims for personal injury or death or property damage arising in the ordinary course of business, and our current levels of insurance may not be maintained or available in the future at economical prices. If a significant liability claim is brought against us that is not adequately covered by insurance, we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition or results of operations.

Our annual effective income tax rate can change materially as a result of changes in our mix of U.S. and foreign earnings and other factors, including changes in tax laws and changes made by regulatory authorities.

Our overall effective income tax rate is equal to our total tax expense as a percentage of total earnings before tax. However, income tax expense and benefits are not recognized on a global basis but rather on a jurisdictional or legal entity basis. Losses in one jurisdiction may not be used to offset profits in other jurisdictions and may cause an increase in our tax rate. Changes in the mix of earnings (or losses) between jurisdictions and assumptions used in the calculation of income taxes, among other factors, could have a significant effect on our overall effective income tax rate, which may have a material adverse effect on our financial condition or results of operations.

U.S. federal income tax reform could adversely affect us.

The 2017 Tax Cuts and Jobs Act (the “TCJA”), which was enacted on December 22, 2017, significantly affects U.S. tax law by changing how the United States imposes income tax on multinational corporations. The TCJA, among other things, reduced the U.S. corporate income tax rate from 35% to 21%, created a territorial tax system with a one-time mandatory tax on previously deferred foreign earnings of U.S. subsidiaries, and created a new tax on certain foreign earnings.

As of December 31, 2018, the Company completed its accounting for the tax effects of the Act and recorded the impacts appropriately in the financial statements. There are ongoing impacts as a result of the TCJA related to the current taxation of certain foreign earnings that would result in an increase to our effective tax rate. Additionally, new guidance and regulations continues to be issued which are assessed on an ongoing basis and can have an adverse affect on us.

The full realization of our deferred tax assets may be affected by a number of factors, including earnings in the United States.

We have deferred tax assets including state and foreign net operating loss carryforwards, accruals not yet deductible for tax purposes, employee benefit items, interest expense carryforwards, and other items. We have established valuation allowances to reduce the deferred tax assets to an amount that is more likely than not to be realized. Our ability to utilize the deferred tax assets depends in part upon our ability to generate future taxable income, including the scheduled reversal of deferred tax liabilities that have been generated as a result of the transaction, within each respective jurisdiction during the periods in which these temporary differences reverse or our ability to carryback any losses created by the deduction of these temporary differences. We expect to realize the assets over an extended period. If we are unable to generate sufficient future taxable income in the U.S. and/or certain foreign jurisdictions, or if there is a significant change in the time period within which the underlying temporary differences become taxable or deductible, we could be required to increase our valuation allowances against our deferred tax assets. Our effective tax rate would increase if we were required to increase our valuation allowances against our deferred tax assets. In addition, changes in statutory tax rates or other legislation or regulation may change our deferred tax assets or liability balances, with either favorable or unfavorable impacts on our effective tax rate.

We are subject to taxation in multiple jurisdictions. As a result, any adverse development in the tax laws of any of these jurisdictions or any disagreement with our tax positions could have a material adverse effect on our business, consolidated financial condition or results of operations.

We are subject to taxation in, and to the tax laws and regulations of, multiple jurisdictions as a result of the international scope of our operations and corporate and financing structure. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. For example, the United States in December 2018 enacted significant tax reform, and certain provisions of the new law may adversely affect us. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we does business. Additional changes in tax laws could increase our overall taxes and our business, consolidated financial condition or results of operations could be adversely effected in a material way. In addition, the tax authorities in any applicable jurisdiction, including the U.S., may disagree with the positions we have taken or intend to take regarding the tax treatment or characterization of any of our transactions. If any applicable tax authorities, including U.S. tax authorities, were to successfully challenge the tax treatment or characterization of any of our transactions, it could have a material adverse effect on our business, consolidated financial condition or results of our operations.

We may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of the related assets.

We record a significant amount of goodwill and other identifiable intangible assets, including end user relationships, trademarks and developed technologies. We test goodwill and intangible assets with indefinite useful lives for possible impairment annually during the fourth quarter of each fiscal year or more frequently if events or changes in circumstances indicate that the asset might be impaired. Amortizable intangible assets are periodically reviewed for possible impairment whenever there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment may result from, among other things, (i) a decrease in our expected net earnings; (ii) adverse equity market conditions; (iii) a decline in current market multiples; (iv) a decline in our common stock price; (v) a significant adverse change in legal factors or business climates; (vi) heightened competition; (vii) strategic decisions made in response to economic or competitive conditions; or (viii) a more- likely-than-not expectation that a reporting unit or a significant portion of a reporting unit will be sold or disposed of. In the event that we determine that events or circumstances exist that indicate that the carrying value of goodwill or identifiable intangible assets may no longer be recoverable, we might have to recognize a non-cash impairment of goodwill or other identifiable intangible assets, which could have a material adverse effect on our consolidated financial condition or results of operations.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Following our domestication as a Delaware corporation in connection with the closing of the business combination, we are subject to income and other taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Disruption and volatility of the financial and credit markets could affect our external liquidity sources.

Our principal sources of liquidity are accumulated cash and cash equivalents, short-term investments, cash flow from operations and amounts available under our lines of credit, including secured credit facilities, term loans and a revolving credit facility. We may be unable to refinance any of our indebtedness on commercially reasonable terms or at all.

Additionally, conditions in financial markets could affect financial institutions with which we have relationships and could result in adverse effects on our ability to utilize fully our committed borrowing facilities. For example, a lender under the first lien secured credit facilities may be unwilling or unable to fund a borrowing request, and we may not be able to replace such lender.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges in connection with the business combination that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Rack Holdings, we cannot assure you that this diligence revealed all material issues that may be present in Rack Holdings’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Rack Holdings’ control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be noncash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We are dependent upon certain key personnel to successfully operate our business, including our executive officers and directors, and their loss could adversely affect our ability to operate. The loss of such key personnel and our inability to hire and retain replacements could negatively impact our operations and profitability following the business combination.

Our ability to successfully operate our business is dependent upon the efforts of certain key personnel, including our senior management. Furthermore, other than key-man insurance on the life of Mr. Asali that we are required to obtain under the terms of the forward purchase agreements, we do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers and our inability to hire and retain replacements could have a detrimental effect on us and negatively impact our operations and profitability.

We have incurred and expect to continue to incur significant transaction costs in connection with the business combination and related transactions.

We have incurred and expect to continue to incur significant, non-recurring costs in connection with consummating the business combination and related transactions. All expenses incurred in connection with the business combination and related transactions, including all legal, and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination and related transactions are currently estimated to be approximately $42.2 million, including $10.5 million in accompanying deferred underwriting commissions and private placement fees to the underwriters of our IPO. See the notes to the unaudited pro forma financial statements for more information.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Our debt financing entered into for the purposes of consummating the business combination may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

In connection with the closing of the business combination, we entered into senior secured credit facilities provided by Goldman Sachs Merchant Banking Division consisting of a $378,175,000 dollar-denominated first lien term facility, a €140.0 million euro-denominated first lien term facility and a $45.0 million revolving facility. Our senior secured credit facilities, impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities which may adversely affect our ability to finance capital expenditures, acquisitions, debt service requirements or to engage in new business activities or otherwise adversely affect our ability to execute our business strategy compared to our competitors who have less debt. In some cases, these restrictions require us to comply with or maintain certain financial tests and ratios. Subject to certain exceptions, such agreements restrict our ability to, among other things:

●	incur additional indebtedness, issue disqualified stock and make guarantees;

●	incur liens on assets;

●	engage in mergers or consolidations or fundamental changes;

●	sell assets;

●	pay dividends and distributions or repurchase capital stock;

●	make investments, loans and advances, including acquisitions;

●	amend organizational documents;

●	enter into certain agreements that would restrict the ability to incur liens on assets;

●	repay certain junior indebtedness;

●	enter into sale leasebacks;

●	engage in transactions with affiliates; and

●	in the case of the direct parent holding company of the US Borrower, engage in activities other than passively holding the equity interests in the US Borrower.

Further, various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements, including with respect to the senior secured credit facilities, could result in a default under those agreements and under other agreements containing cross-default provisions. Such a default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. In addition, the limitations imposed by our existing and future financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements or that we will be able to refinance our debt on terms acceptable to us, or at all.

Our substantial levels of outstanding indebtedness could adversely affect our financial condition and ability to fulfill our obligations.

We have incurred substantial levels of outstanding debt, and the outstanding indebtedness may:

●	adversely impact our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

●	require us to dedicate a substantial portion of our cash flow to payment of principal and interest on our debt and fees on our letters of credit, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	subject us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our outstanding borrowings (if any);

●	increase the possibility of an event of default under the financial and operating covenants contained in our existing debt instruments; and

●	limit our ability to adjust to rapidly changing market conditions, reduce our ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions of our business than their competitors with less debt.

Our ability to make scheduled payments of principal or interest with respect to our debt will depend on our ability to generate cash and our future financial results. If we are unable to generate sufficient cash flow from operations in the future to service our debt obligations, we might be required to refinance all or a portion of our existing debt or to obtain new or additional such facilities. However, we might not be able to refinance our existing debt or obtain any such new or additional facilities on favorable terms or at all.

We may be unable to obtain additional financing to fund our operations or growth.

We may require additional financing to fund our operations or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Company. Other than pursuant to the working capital promissory note, none of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could remain an emerging growth company for up to five years from the date of our IPO, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources, and increase the time and costs of integrating an acquisition.

Section 404 of the Sarbanes-Oxley Act required that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2018. However, we have yet to evaluate and report on the internal control over financial reporting of Rack Holdings, and there can be no guarantee that the internal control over financial reporting at Rack Holdings is in compliance with the provisions of the Sarbanes-Oxley Act. As such, the development of the internal controls of Rack Holdings in order to achieve compliance with the Sarbanes-Oxley Act may involve expense, time and be a distraction to management.

Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. However, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. In addition, as we have yet to evaluate and report on the internal control over financial reporting of Rack Holdings, the independent registered public accounting firm attestation requirement may result in the identification of issues with respect to Rack Holdings’ internal controls over financial reporting, which may result in increased time and expense.

Provisions in our organizational documents may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our organizational documents contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our organizational documents designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all disputes between the Company and our stockholders, to the fullest extent permitted by law, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or our directors, officers, stockholders, employees or agents.

Our organizational documents provide that, to the fullest extent permitted by law, unless the Company consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of the Company;

●	any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any of the Company’s directors, officers or other employees;

●	any action asserting a claim against the Company or any of the Company’s directors, officers or employees arising out of or relating to any provision of the DGCL or the proposed organizational documents; or

●	any action asserting a claim against the Company or any of the Company’s directors, officers, stockholders or employees that is governed by the internal affairs doctrine of the Court of Chancery of the State of Delaware.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder and this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, this provision applies to Securities Act claims and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Accordingly, there is uncertainty as to whether a court would enforce such provision with respect to suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. If a court were to find the choice of forum provision contained in the Company’s proposed organizational documents to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, results of operations and financial condition.

Risks Related to Ownership of Our Securities

The grant of registration rights to certain holders of our shares and warrants and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to the registration rights agreements entered into in connection with the IPO and the sales of the subscription shares, the equity financing investors and holders of the private placement warrants and the warrants that may be issued upon conversion of the working capital loans are entitled to registration rights with respect to such equity financing shares, warrants and the common stock underlying such warrants, as applicable. The registration rights are exercisable with respect to the equity financing shares, the private placement warrants (including any Class A common stock or Class C common stock issuable upon exercise of such private placement warrants) and the warrants that may be issued upon conversion of working capital loans (including any Class A common stock that may be issued upon the exercise of such warrants). Pursuant to the forward purchase agreements and the strategic partnership agreement, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing (and, with respect to clause (B) below, within 30 days following announcement of the results of the shareholder vote relating to our business combination, which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of (A) the forward purchase securities, the subscription securities, the Class A common stock and Class C common stock underlying the forward purchase warrants, and the anchor investors’ and the BSOF entities’ founder shares, and (B) any other Class A common stock or warrants acquired by the anchor investors, the BSOF entities and the subscription investors, including any time after we complete our business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which such relevant party ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements, the subscription agreements and the voting agreement, as applicable. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock.

A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Following consummation of the business combination, our Sponsor holds approximately 5.1% of our total outstanding shares, our officers and directors hold approximately 6.0% of our total outstanding shares, JS Capital holds approximately 43.8% of our total outstanding shares, and the BSOF entities hold approximately 8.4% of our total outstanding shares, which does not take into account any warrants outstanding as of the closing and that may be exercised thereafter. Pursuant to the terms of the forward purchase agreements entered into at the time of the IPO and the reallocation agreement, the founder shares may not be transferred until the earlier to occur of (i) one year after the closing or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing, the common stock into which the founder shares convert will be released from these transfer restrictions. Additional sales of our common stock into the market may cause the market price of our common to drop significantly.

Certain of our stockholders, including JS Capital and our Sponsor, own a significant portion of the outstanding voting stock of the Company.

Upon completion of the business combination and the related transactions, JS Capital owns approximately 43.8% of our common stock and our Sponsor owns approximately 5.1% of our outstanding common stock. As long as JS Capital and our Sponsor own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring shareholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our organizational documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. The interests of JS Capital and our Sponsor may not align with the interests of our other shareholders. JS Capital and our Sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. JS Capital and our Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our, Class A common stock and warrants are listed on the NYSE. We cannot guarantee that our securities will remain listed on the NYSE. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels. If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A common stock are a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our Class A common stock and warrants are listed on the NYSE, and, as a result, are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A common stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our public shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by the anchor investors, the BSOF entities or their respective permitted transferees.

Warrants, including those issued in connection with the business combination, will become exercisable for our common stock, which may have an adverse effect on the market price of our Class A common stock, would increase the number of shares eligible for future resale in the public market, and result in dilution to our shareholders.

We issued warrants to purchase 15,000,000 of our Class A common stock as part of the units sold in the IPO and, simultaneously with the closing of the IPO, we issued in the private placement an aggregate of 8,000,000 private placement warrants, approximately 570,700 of which are still outstanding, each exercisable to purchase one share of Class A common stock or Class C common stock, as applicable, at $11.50 per share. We also issued 5,000,000 forward purchase warrants concurrently with the closing of the sale of the forward purchase shares. Such warrants, when exercised, will increase the number of issued and outstanding Class A common stock and reduce the value of the Class A common stock.

To the extent our outstanding warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the then existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock. In addition, such dilution could, among other things, limit the ability of our current shareholders to influence our management through the election of directors.

The market for our securities may be volatile following the closing.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. The price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If the business combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Class A common stock had not been active. Accordingly, the valuation ascribed to our Class A common stock in the subscription agreements may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of common stock available for public sale;

●	any major change in our board of directors or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price for our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Selected Historical Financial Information

The section entitled “Selected Historical Financial Information of Rack Holdings” beginning on page 48 of the Proxy Statement/Prospectus is incorporated herein by reference.

The following table shows selected historical financial information of Rack Holdings as of and for the three-month periods ended March 31, 2019 and 2018. The selected historical consolidated financial information of Rack Holdings as of March 31, 2019 and 2018 was derived from the unaudited historical consolidated financial statements of Rack Holdings, which are included in this Current Report on Form 8-K and incorporated by reference herein.

Rack Holdings’ historical results are not necessarily indicative of future operating results. The selected consolidated financial information should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K and the historical consolidated financial statements of Rack Holdings and accompanying notes, set forth in the Proxy Statement/Prospectus and incorporated by reference herein.

	As of and for the three months ended March 31,
(in thousands, except per share amounts)	2019	2018
Statement of Operations Data:
Net sales	$66,083	$61,607
Net (loss) income	(3,371)	(6,781)
Earnings (loss) per share – basic and diluted	(3,388)	(6,815)

Statement of Cash Flows Data:
Net cash provided by operating activities	$13,676	$13,498
Net cash used in investing activities	(6,674)	(6,387)
Net cash used in financing activities	(1,099)	(3,826)

Balance Sheet Data:
Total assets	$779,842	N/A
Total liabilities	590,307	N/A
Total stockholders’ equity	189,535	N/A

Unaudited Pro Forma Condensed Financial Information

The unaudited pro forma condensed combined financial information of Ranpak Holdings Corp. as of March 31, 2019 and for the three months ended March 31, 2019 and the twelve months ended December 31, 2018 set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ranpak” beginning on Page 192 of the Proxy Statement/Prospectus is incorporated herein by reference. In addition, management’s discussion and analysis of financial condition and results of operations of Ranpak for the three-month period ended March 31, 2019 are provided below.

For purposes of this section, “Ranpak,” “the Company,” “we,” or “our” refer to Rack Holdings Inc. and its subsidiaries prior to the consummation of the Ranpak Business Combination and to Ranpak Holdings Corp. and its subsidiaries after the consummation of the Ranpak Business Combination, unless the context otherwise requires. The following discussion should be read in conjunction with our financial statements and related notes included elsewhere in this Report.

The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward- looking statements are dependent upon events, risks and uncertainties that may be outside of Ranpak’s control. Ranpak’s actual results could differ materially from those discussed in these forward- looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this Report.

Overview

Ranpak Holdings Corp. (formerly known as One Madison Corporation (“One Madison”)) consummated the Ranpak Business Combination on June 3, 2019, as discussed elsewhere in this Report, and now owns 100% of Rack Holdings Inc. and its wholly owned subsidiaries. Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since its inception in 1972, Ranpak has delivered high quality protective packaging solutions, while maintaining its commitment to environmental sustainability. Ranpak assembles its protective packaging systems and provides the systems and paper consumables to customers, which include direct end-users and its network of exclusive distributors, who in turn place the systems with and sell paper to commercial and industrial users for the conversion of paper into packaging materials. Ranpak operates manufacturing facilities in Concord Township, Ohio; Kansas City, Missouri, Raleigh, North Carolina, and Reno, Nevada in the United States and in Heerlen, the Netherlands and Nyrany, Czech Republic in Europe. Ranpak also maintains sales offices in Shanghai, China; Dijon, France; Paris, France; Tokyo, Japan; and Singapore.

As of March 31, 2019, Ranpak had an installed base of over 98,000 protective packaging systems serving a diverse base of distributors and end-users. Ranpak generated net sales of $66.1 million, and $61.6 million in the three months ended March 31, 2019 and 2018, respectively.

The Ranpak Business Combination

On June 3, 2019, we consummated the acquisition of all outstanding and issued equity interests of Rack Holdings, Inc. (“Rack Holdings”) pursuant to the Stock Purchase Agreement for consideration of $798,890,451 and €140,000,000 in cash, (A) $341,468,174 and €140,000,000 of which was used to repay outstanding indebtedness and unpaid transaction expenses as contemplated by the Stock Purchase Agreement and (B) the remainder of which was paid to Seller. The purchase price paid at Closing was estimated and will be subject to a customary post-Closing adjustment.

One Madison was deemed to be the accounting acquirer in the Ranpak Business Combination, as a result of which One Madison allocated its purchase price to Ranpak’s assets and liabilities at fair value, which will create a new basis of accounting. In addition, One Madison has initially estimated its purchase price allocation, as reflected in its unaudited condensed combined pro forma financial information as of and for the three-months ended March 31, 2019, and is required to update it during the 12-month measurement period following the consummation of the Ranpak Business Combination based on relevant information regarding the acquisition date fair values of Ranpak’s assets and liabilities.

One Madison financed the Ranpak Business Combination, in part, with debt of approximately $539 million, which became Ranpak’s direct obligation upon the consummation of the Ranpak Business Combination. Upon the consummation of the Ranpak Business Combination, Ranpak’s existing debt, which amounted to approximately $495 million as of March 31, 2019, was repaid in full.

As a consequence of the Ranpak Business Combination, we are an SEC-registered and NYSE-listed operating company, which will require Ranpak to hire additional staff and implement procedures and processes to address regulatory and customary requirements applicable to operating public companies. Ranpak expects to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. Ranpak estimates that these incremental costs will amount to $2.0 million or more per year, resulting in higher operating expenses in future periods. This is expected to be partially offset by the elimination of certain non-recurring expenses prior to the Ranpak Business Combination, which amounted to $0.4 million for the three months ended March 31, 2019.

Ranpak’s Key Performance Indicators and Other Factors Affecting its Performance

Ranpak uses the following key performance indicators and monitors the following other factors to analyze its business performance, determine financial forecasts, and help develop long-term strategic plans:

Protective Packaging Systems Base. Ranpak closely tracks the number of protective packaging systems installed with end-users as it is a leading indicator of underlying business trends and near-term and ongoing net sales expectations. Ranpak’s installed base of protective packaging systems also drive its capital expenditure budgets. The following table presents Ranpak’s installed base of protective packaging systems by product line as of March 31, 2019 and 2018:

	As of March 31,		3/31/2019 vs. 3/31/2018
Protective Packaging Systems	2019	2018	Change	% Change
Cushioning machines	31,614	30,137	1,477	5%
Void-fill machines	57,308	53,573	3,735	7%
Wrapping machines	9,616	7,902	1,714	22%
Total	98,538	91,612	6,926	8%

Paper Costs. Paper is a key component of Ranpak’s cost of sales and can fluctuate significantly between periods. Ranpak purchases both 100% virgin and 100% recycled paper, as well as blends, from various suppliers for conversion into the paper consumables it sells. The cost of paper supplies is Ranpak’s largest input cost, and it negotiates supply and pricing arrangements with most of its paper suppliers annually, with a view towards mitigating fluctuations in paper cost. Nevertheless, as paper is a commodity, its price on the open market, and in turn the prices Ranpak negotiates with suppliers at a given point in time, can fluctuate significantly, and is impacted by several factors outside of Ranpak’s control, including supply and demand and the cost of other commodities that are used in the manufacture of paper, including wood, energy and chemicals. The market for Ranpak’s solutions is competitive and it may be difficult for Ranpak to pass on increases in paper prices to its customers immediately, or at all, which has in the past and could in the future adversely impact its margins.

Results of Operations

Comparison of Three Months Ended March 31, 2019 to Three Months Ended March 31, 2018

The following table sets forth Ranpak’s results of operations for the three months ended March 31, 2019 and 2018, with line items presented in thousands of dollars and as a percentage of net sales:

	Three Months Ended March 31,
(in thousands, except for percentages)	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Net Sales	$66,083		$61,607		$4,476	7%
Cost of sales	37,939	57	34,770	56	3,169	9
Selling, general and administrative	14,261	22	13,207	21	1,054	8
Depreciation and amortization	10,664	16	10,982	18	(318)	(3)
Other operating expense (income), net	1,017	2	721	1	296	41
Income from Operations	2,202	3	1,927	3	275	14
Interest expense	8,101	12	7,091	12	1,010	14
Foreign currency (gain) loss	(1,922)	(3)	2,928	5	(4,850)	(166)
Loss before income taxes	(3,977)	(6)	(8,092)	(13)	4,115	(51)
Income tax benefit	(606)	(1)	(1,311)	(2)	705	(54)
Net (loss) income	(3,371)	(5)	(6,781)	(11)	3,410	(50)

Net sales

Net sales were $66.1 million in the first three months of 2019, a $4.5 million, or 7%, increase from $61.6 million in the same period of 2018, driven by both volume and price increases. On a constant currency basis, calculated by applying the average exchange rate for the current year to the prior year, net sales would have increased 12% between periods. Increases in the volume and price of Ranpak’s paper consumable products contributed approximately 9 percentage points (p.p.) and 4 p.p., respectively, to the increase and were partially offset by decreased sales of automated box sizing equipment. Ranpak’s installed base of protective packaging systems was 98,538 as of March 31, 2019, an increase of 6,926 units, or 8%, from 91,612 as of March 31, 2018.

The following table and the discussion that follows compares Ranpak’s net sales by geographic region and by product line for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
Net Sales (in thousands, except for percentages)	2019	% of net sales	2018	% of net sales	$ Change	% Change
North America	$29,909	45%	$28,787	47%	$1,122	4%
Europe/Asia	36,174	55	32,820	53	3,354	10
Total	66,083	100	61,607	100	4,476	7

Cushioning machines	29,635	45	26,787	44	2,848	11
Void-fill machines	26,406	40	25,799	42	607	2
Wrapping machines	5,015	7	3,786	6	1,229	32
Other	5,027	8	5,235	8	(208)	(4)
Total	66,083	100	61,607	100	4,476	7

The increase in Ranpak’s consolidated net sales reflected growth across all of Ranpak’s product lines and primarily cushioning, which increased by $2.8 million, or 11%, to $29.6 million in the three months ended March 31, 2019 from $26.8 million for the comparable period in 2018. Other net sales includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field.

Net sales in North America were $29.9 million in the three months ended March 31, 2019, an increase of $1.1 million, or 4%, from $28.8 million for the comparable period in 2018. The increase was attributable to growth in the cushioning and wrapping categories driven by price increases and the placement of additional packaging systems, and partially offset by a decline in void-fill sales.

Net sales in Europe and Asia were $36.2 million in the three months ended March 31, 2019, an increase of $3.4 million, or 10%, from $32.8 million for the comparable period in 2018, driven by growth across all categories, primarily cushioning and void-fill.

Cost of Sales

Cost of sales increased by $3.2 million, or 9%, to $37.9 million in the three months ended March 31, 2019 from $34.8 million for the comparable period in 2018, primarily due to increases in volume and in the price of paper, as discussed above. As a result, net sales minus cost of sales as a percentage of net sales (both on an actual and constant currency basis) decreased by 1 percentage point (p.p.) to 43% in the three months ended March 31, 2019 from 44% for the comparable period in 2018.

Selling, General and Administrative Expenses (SG&A)

SG&A increased by $1.1 million, or 8%, to $14.3 million in the three months ended March 31, 2019 from $13.2 million for the comparable period in 2018. On a constant currency basis, SG&A would have increased by 13% between periods. As a percentage of net sales, SG&A increased to 22% in the first quarter of 2019 from 21% in the comparable period of 2018. The increase is due mainly to an increase in R&D and increased support of growth initiatives, as well as professional and bonus expenses related to the Ranpak Business Combination.

Depreciation and Amortization

Depreciation and amortization decreased by $0.3 million, or 3%, to $10.7 million in the three months ended March 31, 2019 from $11.0 million for the comparable period in 2018. As a percentage of net sales, depreciation and amortization decreased to 16% in 2019 from 18% in 2018.

Other Operating Expense (Income), Net

Other operating expense, net was $1.0 million in the three months ended March 31, 2019 compared to $0.7 million other operating income, net for the comparable period in 2018, mainly reflecting increased research and development expense.

Interest Expense

Interest expense increased by $1.0 million, or 14%, to $8.1 in the three months ended March 31, 2019 from $7.1 million for the comparable period in 2018, reflecting the termination of an interest rate hedge in the second half of 2018 and increased interest rates. As a percentage of net sales, interest expense stayed consistent, at around 12%, in both periods.

Foreign Currency (Gain) Loss

Foreign currency gain was $1.9 million in the three months ended March 31, 2019 compared to a $2.9 million foreign currency loss for the comparable period in 2018, in each case reflecting the net impact of re-measurement of Ranpak’s Euro-denominated term facility and its Euro-denominated intercompany note to a Dutch subsidiary.

Income Tax Benefit

Income tax benefit was $0.6 million in the three months ended March 31, 2019 compared to $1.3 million for the comparable period in 2018.

Net (Loss) Income

Net loss was $3.3 million in the three months ended March 31, 2019 compared to net loss of $6.8 million for the comparable period in 2018. The change was due to the reasons discussed above.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, capital expenditures, debt service, acquisitions, other commitments and contractual obligations. Ranpak evaluates liquidity in terms of cash flows from operations and other sources and the sufficiency of such cash flows to fund its operating, investing and financing activities.

Management believes that its estimated cash from operations together with borrowing capacity under the revolving portion of the Facilities will provide Ranpak with sufficient resources to cover its working capital requirements for the next 12 months. Ranpak’s main liquidity needs relate to capital expenditures and expenses for the production and maintenance of protective packaging systems placed at end-user facilities, working capital, including the purchase of paper raw materials, and payments of principal and interest on Ranpak’s outstanding debt. Ranpak expects its capital expenditures to increase as it continues to grow its business. Ranpak’s future capital requirements and the adequacy of available funds will depend on many factors, and if Ranpak is unable to obtain needed additional funds, Ranpak will have to reduce its operating costs or incur additional debt, which could impair its growth prospects and/or otherwise negatively impact its business.

Ranpak had $23.2 million in cash and cash equivalents as of March 31, 2019, compared to $17.5 million as of December 31, 2018. It also had $495.1 million in debt (including $4.4 million in short-term portion of long-term debt) as of March 31, 2019, compared to $499.3 million (including $4.4 million in short-term portion of long-term debt) as of December 31, 2018.

Debt Profile

Ranpak’s Existing Credit Facilities have been repaid in connection with the consummation of the Ranpak Business Combination, and were replaced with the following facilities: (1) a $378.2 million dollar-denominated first lien term facility (the “First Lien Dollar Term Facility”) and a €140.0 million euro-denominated first lien term facility (the “First Lien Euro Term Facility” and, together with the First Lien Dollar Term Facility, the “First Lien Term Facility”), and (2) a $45.0 million revolving facility (together, the “New Credit Facilities”). The material terms of the Facilities are summarized in Item 1.01 of this Report.

Cash Flows

The following table sets forth Ranpak’s summary cash flow information for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2019	2018
Net cash provided by operating activities	$13,676	$13,498
Net cash used in investing activities	(6,674)	(6,387)
Net cash used in financing activities	(1,099)	(3,826)
Effect of exchange rate changes on cash	(208)	118
Net Increase in cash and cash equivalents	5,695	3,404
Cash and cash equivalents, beginning of period	17,544	8,635
Cash and cash equivalents, end of period	23,239	12,038

Cash Flows Provided by Operating Activities

Net cash provided by operating activities increased by $0.2 million to $13.7 million in the three months ended March 31, 2019 compared to $13.5 million for the comparable period in 2018, primarily due to the increase in Ranpak’s operating profits in the first quarter of 2019 compared to the same period in 2018, for the reasons discussed above, and also reflecting the positive changes in Ranpak’s operating working capital.

Cash Flows Used in Investing Activities

Net cash used in investing activities was $6.7 million in the three months ended March 31, 2019, compared to $6.4 million for the comparable period in 2018. Ranpak’s primary investing activities during both periods were the capitalized cost relating to the acquisition of parts and assembly of protective packaging systems placed at end-user facilities.

Cash Flows Provided by Financing Activities

Net cash used in financing activities was $1.1 million in the three months ended March 31, 2019, compared to $3.8 million for the comparable period in 2018. Ranpak’s financing activities during both periods consisted primarily of repayments of debt.

Contractual Obligations and Other Commitments

Other than as discussed above, in connection with the refinancing of Ranpak’s outstanding debt on June 3, 2019 upon the consummation of the Ranpak Business Combination, there have been no material changes to Ranpak’s contractual obligations from those disclosed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ranpak” section of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Off-Balance Sheet Arrangements

Ranpak did not have any off-balance sheet arrangements as of March 31, 2019.

Critical Accounting Policies

The accounting principles followed by Ranpak and the methods of applying these principles are in accordance with U.S. GAAP, which often require the judgment of management in the selection and application of certain accounting principles and methods. There have been no material changes to the critical accounting policies as disclosed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ranpak” section of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Recently Issued and Adopted Accounting Pronouncements

For recently issued and adopted accounting pronouncements, see Note 2 to the unaudited interim condensed consolidated financial statements included elsewhere in this Report.

Quantitative and Qualitative Disclosures about Market Risk

Ranpak has in the past and may in the future be exposed to interest rate and certain other market risks in the ordinary course of its business, but to date these risks have mostly been indirect. There have been no material changes to the market risks disclosed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ranpak” section of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Properties

A description of our principal properties of is included in the subsection “Business of Ranpak— Our Principal Properties” beginning on page 190 of the Proxy Statement/Prospectus is incorporated herein by reference.

Security Ownership of Certain Beneficial Ownership and Management

The following table sets forth information as of June 4, 2019, regarding the beneficial ownership of our Class A common stock by:

•	each person who is known by us to own more than 5% of our Class A common stock;
•	each member of our board of directors and each of our named executive officers; and
•	all members of our board of directors and our executive officers as a group.

The percentages of beneficial ownership set forth below are based on 47,357,632 shares of our Class A common stock issued and outstanding as of June 4, 2019 and also treated as outstanding the warrants owned by the applicable beneficial owner (but not warrants owned by the other persons set forth in the table).

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned(1)	Right to Acquire Class A Shares(2)	Total Class A Shares	Percentage of Class A Shares Outstanding
JS Capital, LLC	23,606,865	3,514,894	27,121,759	53.3%
Omar Asali	5,311,800 (3)	351,684	5,663,484	11.9%
One Madison Group LLC	2,769,929	-	2,769,929	5.8%
Salil Seshadri	466,542	66,667	533,209	1.1%
Thomas F. Corley	60,000	-	-	*
Michael A. Jones	60,000	-	-	*
Robert C. King	60,000	-	-	*
J. Mark Borseth	-	-	-	*
Antonio Grassotti	-	-	-	*
Eric Laurensse	-	-	-	*
Michael S. Gliedman	-	-	-	*
Steve A. Kovach	-	-	-	*
Alicia M. Tranen	-	-	-	*
All Executive Officers and Directors as a Group (15 persons)	5,958,342	418,351	6,376,693	13.3%

*	Less than 1% of shares outstanding

(1)	The shares of our Class Acommon stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. For purposes of this table, we have assumed that none of the beneficial owners has purchased shares of our Class A common stock or warrants to acquire one share of Class A (“Warrants”) in the open market. This table does not reflect the beneficial ownership of shares of Class C common stock because such Class C common stock is not convertible into Class A common stock within 60 days and therefore not deemed to be beneficially owned by the holders thereof. As at June 4, 2019, there were 6,511,293 shares of Class C common stock outstanding and warrants to purchase 975,177 shares of Class C common stock outstanding.
(2)	Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The numbers in this column include Warrants, each of which is convertible into shares of Class A common stock within 30 days of June 4, 2019.
(3)	Omar Asali holds 2,514,871 shares of Class A common stock. Mr. Asali is the manager of One Madison Group LLC. Mr. Asali may be deemed to beneficially own 2,769,929 shares of Class A common stock held by our Sponsor, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

Directors and Executive Officers

Biographical information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement/Prospectus in the sections entitled “Officers and Directors of One Madison After the Business Combination” and “Proposal No. 11 – The Director Election Proposal,” which are incorporated by reference herein.

Staggered Board; Classes of Directors

In accordance with the Company’s charter, in connection with the Closing, our board of directors was divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our board of directors (including a vacancy created by an increase in the size of the board of directors) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (other than a vacancy created by an increase in the size of the board of directors) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the board of directors serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the board of directors is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Company’s board of directors is divided among the three classes as follows:

●	The Class I directors are Messrs. Kovach and Gliedman and Ms. Tranen, with terms expiring at the 2020 annual meeting of stockholders.

●	The Class II directors are Messrs. Jones, Corley and King, with terms expiring at the 2021 annual meeting of stockholders.

●	The Class III directors are Messrs. Asali and Seshadri, with terms expiring at the 2022 annual meeting.

Committees of the Board of Directors

The Company’s board of directors has retained the existing three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees will report to the Company’s board of directors as they deem appropriate and as the Company’s board of directors may request. The composition and the duties and responsibilities of these committees are set forth in the Proxy Statement/Prospectus in the section entitled “Officers and Directors of One Madison After the Business Combination – Committees of the Board of Directors,” which is incorporated by reference herein. Members will serve on these committees until their resignation or until otherwise determined by the Company’s board of directors.

Executive Compensation

The compensation of the Company’s named executive officers before and after the Ranpak Business Combination is set forth in the section entitled “Executive Compensation” beginning on page 217 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Independence of the Board of Directors

The size of the Company’s board of directors is eight directors, five of whom we believe qualify as independent within the meaning of the independent director guidelines of the NYSE: Messrs. Corley, King, Seshadri and Gliedman and Ms. Tranen. The rules of the NYSE require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).

Certain Relationships and Related Party Transactions

A description of certain of our beneficial ownership and management is included in the section “Certain Relationships and Related Party Transactions” beginning on page 223 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Legal Proceedings

A description of our legal proceedings is included in the subsection “Business of Ranpak —Legal Proceedings and Insurance” beginning on page 191 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Market Price and Dividend Information

A description of the market price and dividend information with respect to our securities is included in the section “Market Price and Dividend Information” beginning on page 53 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report in Form 8-K is incorporated by reference herein.

Description of the Company’s Securities

A description of the Company’s securities is included in the section entitled “Description of Securities” beginning on page 224 of the Proxy Statement/Prospectus, and is incorporated herein by reference.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has entered or intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

Financial Statements, Supplementary Data and Exhibits

The audited consolidated balance sheet of Rack Holdings Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the twelve months ended December 31, 2018, 2017 and 2016 are included on pages F-1 through F-24 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

The unaudited consolidated balance sheet of Rack Holdings Inc. as of March 31, 2019, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the three months ended March 31, 2019 and 2018 set forth in Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

The unaudited pro forma condensed combined financial information of Ranpak Holdings Corp. as of March 31, 2019 and for the three months ended March 31, 2019 and the twelve months ended December 31, 2018 set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference herein.

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above regarding the Facilities is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

In order to fund a portion of the amounts payable in connection with the Closing, at the Closing, the Company consummated the following unregistered sales of equity securities:

●	The Company issued 13,025,000 shares of Class A common stock and 1,975,000 shares of Class C common stock in exchange for an aggregate $150,000,000 (net of amounts previously funded by the investors pursuant to the Working Capital Promissory Note) pursuant to the Forward Purchase Agreements;

●	The Company issued 5,000,000 redeemable warrants to purchase shares of Class A common stock or Class C common stock at $11.50 per share pursuant to the Forward Purchase Agreements and the Reallocation Agreement described in the Proxy Statement/Prospectus in the section entitled “The Business Combination — Related Agreements — Reallocation Agreement”;

●	The Company issued 10,479,965 shares of Class A common stock and 3,720,035 shares of Class C common stock in exchange for an aggregate $142,000,000 (net of amounts previously funded by the investors pursuant to the Working Capital Promissory Note) pursuant to the Subscription Agreements;

●	The Company issued 1,949,317 shares of Class A common stock in exchange for an aggregate $19,999,992 pursuant to the New Subscription Agreement; and

●	The Company issued 658,051 shares of Class A common stock and 84,875 shares of Class C common stock in exchange for the automatic cancellation in full of 7,429,256 private placement warrants, as described in the Proxy Statement/Prospectus in the section entitled “The Business Combination — Related Agreements — Warrant Exchange Agreement,” which is incorporated by reference herein.

The shares and warrants described above were issued (and the shares issuable upon exercise of such warrants will, if exercised, be issued) pursuant to and in accordance with the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

On May 31, 2019, in anticipation of the Ranpak Business Combination, One Madison changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware. In connection with the Domestication, the Company adopted a new certificate of incorporation (the “New Charter”) and bylaws (the “New Bylaws”). The material terms of the New Charter and the New Bylaws and the general effects of the Domestication and the adoption of the New Charter and the New Bylaws on the rights of holders of the Company’s securities are described in the Proxy Statement/ Prospectus in the sections entitled “Comparison of Corporate Governance and Shareholder Rights”, “Proposal No. 3 –The Domestication Proposal”, “Proposal No. 4 – Organizational Documents Proposal A”, “Proposal No. 5 – Organizational Documents Proposal B”, “Proposal No. 6 – Organizational Documents Proposal C”, “Proposal No. 7 – Organizational Documents Proposal D”, “Proposal No. 8 – Organizational Documents Proposal E”, “Proposal No. 9 – Organizational Documents Proposal F” and “Proposal No. 10 – Organizational Documents Proposal G,” each of which are incorporated by reference herein.

Copies of the New Charter and the New Bylaws are included as Exhibits 3.1 and 3.2 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 4.01	Change in Registrant’s Certifying Accountants.

On June 5, 2019, the audit committee (the “Audit Committee”) of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of June 6, 2019. The reports of Withum on the Company’s financial statements for the year ended December 31, 2018 and the period from July 13, 2017 (inception) to December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern if the Company did not complete a business combination by January 22, 2020.

During the period from July 13, 2017 (inception) to December 31, 2017, the Company’s most recent fiscal year ended December 31, 2018 and for and the subsequent interim period through June 4, 2019, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated June 6, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On June 6, 2019, the Company engaged Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The decision to engage D&T as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the period from July 13, 2017 (inception) to December 31, 2017, the Company’s most recent fiscal year ended December 31, 2018 and for and the subsequent interim period through June 4, 2019, neither the Company nor anyone on its behalf consulted with D&T regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information with respect to the Company’s directors and executive officers immediately before and after the Closing is set forth in Proxy Statement/Prospectus in the sections entitled “Officers and Directors of One Madison After the Business Combination” and “Proposal No. 11 – The Director Election Proposal,” which are incorporated by reference herein.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Directors and Executive Officers” and “—Executive Compensation” of this Current Report on Form 8-K is incorporated herein by reference.

Executive Chairman and Executive Vice Chairman Offer Letters

The Company has entered into an offer letter agreement with Omar Asali to serve as the Executive Chairman of the Company (the “Asali Offer Letter”) and with Michael Jones to serve as Executive Vice Chairman of the Company (the “Jones Offer Letter”), both effective as of and contingent upon the Closing. In connection with their appointment, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a grant to Mr. Asali and Mr. Jones of a one-time award of performance restricted stock units (“Performance RSUs”) with a grant date fair value, at target, of $1,000,000, which will be subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). Performance RSUs will be earned between 0% and 150% of target based on the Company’s achievement of adjusted EBITDA metrics for fiscal year 2019. Earned Performance RSUs will vest ratably in three equal installments on each of January 1, 2020, 2021 and 2022, subject to the participant’s continued employment on the vesting date. The award of Performance RSUs described above is the only compensation that is intended to be provided to Mr. Asali and Mr. Jones in exchange for their services as employees. Mr. Asali is subject to a confidentiality covenant and Mr. Jones is subject to certain restrictive covenants, including confidentiality, noncompetition and nonsolicitation of customers and employees. The foregoing description of the Asali Offer Letter and the Jones Offer Letter is qualified in its entirety by reference to the text of such letters which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Named Executive Officer Compensation

In addition, the Compensation Committee approved a grant of Performance RSUs pursuant to the 2019 Plan to certain executives and key employees of the Company, including certain of the Company’s named executive officers. The following named executive officers received grants of Performance RSUs with a grant date fair value, at target, as follows: Mark Borseth, $700,000; Antonio Grassotti, $200,000; and Eric Laurensse, $350,000. The Performance RSUs have substantially the same terms as those described above for Messrs. Asali and Jones. The foregoing description of the Performance RSUs for our named executive officers is qualified in its entirety by reference to the text of such form of award agreement which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Director Compensation

The Compensation Committee approved a grant of restricted stock units (“Director RSUs”) in the amount of $100,000 to each of the following directors pursuant to the 2019 Plan: Thomas Corley, Steve Kovach, Salil Seshadri, Michael Gliedman and Alicia Tranen. The Director RSUs granted to these newly elected directors will vest on the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual shareholder meeting that occurs after the date of grant. Each of the newly elected directors will also receive a retainer in the amount of $75,000, which the directors may elect to receive in the form of cash or stock. The foregoing description of the Director RSUs agreement is qualified in its entirety by reference to the text of such form of award agreement which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth above in Item 3.03 is incorporated in this Item 5.03 by reference.

Item 5.06	Change in Shell Company Status

As a result of the Ranpak Business Combination, which fulfilled the definition of an initial “Business Combination” as required by One Madison’s amended and restated memorandum and articles of association, the Company ceased to be a shell company as of the Closing. The material terms of the Ranpak Business Combination are described in the Proxy Statement/Prospectus in the section entitled “The Business Combination,” which is incorporated by reference herein.

Item 8.01.	Other Events

In accordance with Rule 12g-3(a) under the Exchange Act, the Company is a successor registrant to One Madison and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of Class A common stock and warrants of the Company, as the successor registrant to One Madison, are deemed to be registered under Section 12(b) of the Exchange Act. The first periodic report to be filed by the Company with the Commission will be its Quarterly Report on Form 10-Q for the period ended June 30, 2019.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of the business acquired

The audited consolidated balance sheets of Rack Holdings Inc. and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and report of independent registered public accounting firm thereto, are incorporated herein by reference to pages G-F-1 through G-F-21 of the Proxy Statement/Prospectus. The unaudited consolidated balance sheet of Rack Holdings Inc. and subsidiaries as of March 31, 2019, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the three months ended March 31, 2019 and 2018, are filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and the twelve months ended December 31, 2018 are filed with this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

(c) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Certificate of Incorporation of Ranpak Holdings Corp.
3.2	Bylaws of Ranpak Holdings Corp.
10.1	First Lien Credit Agreement, dated as of June 3, 2019, by and among Ranger Pledgor LLC, the financial institutions party thereto, and Goldman Sachs Lending Partners LLC, as administrative agent
10.2	Offer Letter Agreement, dated June 3, 2019, by and between Ranpak Holdings Corp. and Omar Asali
10.3	Offer Letter Agreement, dated June 3, 2019, by and between Ranpak Holdings Corp. and Michael A. Jones
10.4	Form of Award Agreement for named executive officers
10.5	Form of Award Agreement for Director RSUs
10.6	Performance Restricted Stock Unit Agreement, dated June 3, 2019, by and between Ranpak Holdings Corp. and Trent Meyerhoefer - Vesting of PRSUs
10.7	Performance Restricted Stock Unit Agreement, dated June 3, 2019, by and between Ranpak Holdings Corp. and Trent Meyerhoefer - Vesting of RSUs
10.8	Severance and Non-Competition Agreement with Ranpak Corp., dated May 26, 2015, by and between Ranpak Corp. and J. Mark Borseth
10.9	Amendment to Severance and Non-Competition Agreement with Ranpak Corp., dated May 26, 2015, by and between Ranpak Corp. and J. Mark Borseth
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated June 6, 2019
99.1	Unaudited consolidated balance sheet of Rack Holdings Inc. as of March 31, 2019, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the three months ended March 31, 2019 and 2018
99.2	Unaudited pro forma condensed combined financial information of Ranpak Holdings Corp. as of March 31, 2019 and for the three months ended March 31, 2019 and the twelve months ended December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019

RANPAK HOLDINGS CORP.

By:	/s/ Trent M. Meyerhoefer
Trent M. Meyerhoefer
Chief Financial Officer